UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2012

REAL ESTATE ASSOCIATES LIMITED II

(Exact name of registrant as specified in its charter)

California	0-09782	95-3547609
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

80 International Drive Post Office Box 1089 Greenville, South Carolina 29602
(Address of Principal Executive Offices, including zip code)

Registrant’s Telephone Number, Including Area Code:  (864) 239-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Real Estate Associates Limited II (the “Partnership”) announced that, in connection with the transactions described in Item 7.01 of this current report, effective December 19, 2012, Mr. John Bezzant has resigned as the equivalent of the chief executive officer of the Partnership.  To fill this vacancy, the sole member of the corporate general partner of the Partnership has appointed Mr. Brian Flaherty.  Effective December 19, 2012, Mr. Flaherty will serve as Senior Managing Director of the corporate general partner of the Partnership and the equivalent of the chief executive officer of the Partnership.  In February 2012, Mr. Flaherty, 44, was appointed to Senior Managing Director with McGrath Investments Management, LLC with responsibilities for asset management and transactions.  Previously, Mr. Flaherty served in various positions at Apartment Investment and Management Company (“Aimco”), which he joined in 2002, most recently serving as Senior Vice President with responsibilities for asset management and transactions, from January 2011 to February 2012, and in various acquisition, asset management, and disposition functions within Aimco covering both conventional and affordable portfolios from 2002 through 2010.  Prior to joining Aimco, Mr. Flaherty was Vice President of Acquisitions for National Partnership Investments Corporation (“NAPICO”), responsible for originating, structuring, and underwriting equity investments in multi-family Low Income Housing Tax Credit projects.  From 1998 through 2001, Mr. Flaherty was Vice President of Acquisitions with Key Bank.  From 1990 through 1998, Mr. Flaherty served in several capacities at Boston Capital Partners, a national real estate investment firm.  Mr. Flaherty received a Bachelor of Science Degree in Accounting from Bentley College.

Additionally, in connection with the transactions described in Item 7.01 of this current report, effective December 19, 2012, Mr. Stephen Waters has resigned as the equivalent of the chief financial officer of the Partnership.  To fill this vacancy, the sole member of the corporate general partner of the Partnership has appointed Mr. Eric Mathis. Effective December 31, 2012, Mr. Mathis will assume the position of Vice President of the corporate general partner of the Partnership, and the equivalent of the chief financial officer of the Partnership with responsibilities for fund management and investor reporting.  Since 2008, Mr. Mathis, 39, has served as the Director of Fund Management at Aimco with responsibilities for fund management and investor reporting.  Prior to that, Mr. Mathis served in various real estate accounting and special projects accounting functions within Aimco from 1998 through 2008.  Mr. Mathis received a Bachelor of Science Degree in Accounting from Clemson University.

ITEM 7.01 Regulation FD Disclosure

As previously reported in Item 7.01 of the report on Form 8-K furnished on February 13, 2012, Aimco/Bethesda Holdings, Inc, a wholly-owned subsidiary of Aimco (“Bethesda Holdings”) entered into an option agreement with a third party management services company for the management of a portfolio of approximately 147 properties with 10,184 units held by entities, including the Partnership, in which Bethesda Holdings has minority limited and general partner interests.  Bethesda Holdings also entered into an option agreement with the management company pursuant to which it granted the company the exclusive option, for a period ending on December 27, 2013, to purchase Bethesda Holdings’ minority interests in the portfolio.  The sale of such interests pursuant to that option was completed on December 19, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED II

By: National Partnership Investments, LLC Corporate General Partner By: /s/ Brian Flaherty
Brian Flaherty
Senior Managing Director

     DATED:  December 26, 2012